UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 24, 2021

OMNIA WELLNESS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-211986	98-1291924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street

Suite 3000

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 325-3738

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into A Material Agreement.

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 24, 2021, Omnia Wellness Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated as of June 24, 2021 (the “Issuance Date”) and issued and sold to Auctus Fund, LLC (the “Investor”), a Senior Secured Promissory Note (the “Note”) in the principal amount of $650,000 (the “Capital Raise”). Also pursuant to the Purchase Agreement, in connection with the issuance of the Note, the Company issued two common stock purchase warrants (separately, the “First Warrant” and the “Second Warrant” and together, the “Warrants”) to the Investor, each allowing the Investor to purchase an aggregate of 4,333,333 shares of the Company’s common stock (the “Common Stock”). The Second Warrant is subject to cancellation pursuant to the terms of the Note, and may not be exercised until the Trigger Date (as defined in the Second Warrant).

Also pursuant to the Purchase Agreement, in connection with the issuance of the Note, (a) the Company entered into a Security Agreement (the “Security Agreement”), pursuant to which payment of the full amount of the Note is secured by Collateral (as defined in the Security Agreement) and (b) the Company’s subsidiaries jointly and severally agreed to guarantee and act as surety for payment of the Note, pursuant to a Subsidiary Guarantee (the “Subsidiary Guarantee”).

The net amount received by the Company was approximately $595,000 after payment of certain fees to the Investor or on behalf of the Investor.

The Company intends to use the net proceeds from the sale of the Note for business development, repayment of existing indebtedness and general corporate purposes, subject to the limitations described in the Purchase Agreement.

The Company granted to the Investor a right of participation and first refusal with respect to future capital raises of the Company during the terms of the Note, subject to certain exceptions.

Pursuant to the Purchase Agreement, the Company granted the Investor piggyback registration rights with respect to the shares underlying the Warrants. In addition, the Company agreed that, while any amount remains unpaid under the Note, it would not sell securities on more materially favorable terms than those provided to the Investor, without adjusting the Investor’s terms accordingly. Further, among other things, the Company agreed that, while any amount remains unpaid under the Auctus Note, it would not enter into any variable rate transactions.

The Note bears interest commencing on the Issuance Date at a fixed rate of 12% per annum on any unpaid principal balance, and will be payable, along with the principal amount, on June 24, 2021 (the “Maturity Date”). The first 12 months of interest (equal to $78,000) is guaranteed and earned in full as of the Issuance Date.

Amortization payments shall be made to the Investor in six installments each in the amount of $121,333.33 commencing January 21, 2022 and continuing monthly thereafter through June 23, 2022.

Provided that an Event of Default (as defined in the Note) has not occurred, the Company may prepay in whole or in part the amounts outstanding under the Note along with a $750.00 administrative fee. Upon certain fundamental transactions specified in the Note, the Company shall be required to pay to the Investor an amount equal to 125% of the outstanding principal and accrued interest. The Company may also be required to prepay the Note out of certain proceeds that may be received from time to time by the Company.

The Note contains customary events of default for a transaction such as the Capital Raise which entitle the Investor, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note. Upon an Event of Default, interest shall accrue at a default interest rate of 125% of the outstanding principal and accrued interest. Any principal or interest on the Note which is not paid when due shall bear interest at the rate of the lesser of (i) 16% per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid.

The Warrants each have an exercise price of $0.15 per share, subject to customary adjustments (including anti-dilution adjustments), and may be exercised at any time until the three year anniversary of the Warrants; provided, however, in the event the Company repays the Note in its entirety on or prior to the Maturity Date, the Second Warrant shall automatically expire and may only be exercised in the event it does not so automatically expire. The Warrants include a cashless exercise provision as set forth therein.

The exercise of the Warrants are subject to a beneficial ownership limitation of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

The foregoing is a brief description of the purchase of the Note and the Warrants, and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Note, the First Warrant, the Second Warrant, the Security Agreement and the Subsidiary Guarantee, copies of which are included as Exhibits 10.1, 10.2, 4.1, 4.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, each of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 2.03 of this Current Report on Form 8-K relating to the issuance of the Note and the Warrants is incorporated by reference herein. The Note and the Warrants each was, and, unless subsequently registered, the shares underlying the Warrants will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as no general solicitation was used in the offer and sale of such securities.

Item 4.01	Change in Registrant’s Certifying Accountant

Effective June 24, 2021, the Board of Directors of the Company dismissed MaloneBailey LLP, Certified Public Accounting Firm (“MaloneBailey”), as its independent registered accountant and engaged BF Borgers CPA PC (“BF Borgers”), to serve as its independent registered accounting firm. MaloneBailey’s audit reports on the Company’s financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the audit reports included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the years ended December 31, 2020 and 2019 and during the subsequent interim period preceding the date of MaloneBailey’s dismissal, there were (i) no disagreements with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). Notwithstanding the foregoing, the Company communicated to MaloneBailey that it has material weaknesses in internal controls over financial reporting.

BF Borgers was the independent registered accounting firm for the Company prior to its acquisition through a reverse take-over of Omnia Wellness Corp., a Texas corporation, on January 5, 2021. Prior to re-engaging BF Borgers, the Company did not consult with BF Borgers regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company has requested MaloneBailey to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company has filed this letter as an exhibit to this 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
4.1	First Common Stock Purchase Warrant
4.2	Second Common Stock Purchase Warrant
10.1	Stock Purchase Agreement
10.2	Secured Promissory Note
10.3	Security Agreement
10.4	Subsidiary Guarantee
16.1	Letter from MaloneBailey LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 29, 2021

OMNIA WELLNESS INC.

By:	/s/ Steve Howe
Name:	Steve Howe
Title:	Executive Chairman